UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(800) 228-4728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 26, 2011, the Massachusetts Superior Court (“Court”) issued a written decision that ruled in favor of both Volcano Corporation (“Volcano”) and its wholly owned subsidiary, Axsun Technologies (“Axsun”), and against LightLab Imaging, Inc. (“LightLab”), on all claims for trade secret misappropriation remaining in the litigation filed by LightLab against Volcano and Axsun on January 7, 2009 (the “Action”). On January 28, 2011, the Court issued a written decision in the Action that ruled that Axsun/Volcano violated Mass. Gen. Laws 93A, and awarded damages to LightLab of $400,000 (which amount includes $200,000 in damages to which the parties previously stipulated) plus reasonable attorneys’ fees and costs. Volcano expects that the Court will enter a final judgment in the Action no later than February 9, 2011, following the Court’s determination of reasonable attorneys’ fees and costs.

This current report on Form 8-K (“Report”) contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this Report regarding the Action that are not historical facts may be considered “forward-looking statements,” including statements relating to the damages payable by Volcano in connection with the Action, the timing for a final ruling in the Action, and generally the impact of the Action. Forward-looking statements are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/s/ Darin Lippoldt
Darin Lippoldt
Senior Vice President and General Counsel

Date: January 31, 2011